SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2004

CRITICARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

1-31943	39-1501563
(Commission File Number)	(I.R.S. Employer I.D. Number)

20925 Crossroads Circle Suite 100 Waukesha, Wisconsin	53186
(Address of Principal Executive Offices)	(Zip Code)

262-798-8282 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 24, 2004, the Board of Directors of Criticare Systems, Inc. (the "Company") appointed Joel D. Knudson to the position of Vice President of Finance of the Company. Mr. Knudson will serve as the Company's Principal Financial Officer and supersedes Michael J. Sallmann, who left the Company as of August 19, 2004.

Mr. Knudson was the Company's Controller from February 2004 to September 2004. Prior to joining the Company, Mr. Knudson was the Controller for S.K. Williams Co., a metal finishing company, from November 2002 to February 2004 and, prior to that, was the Controller for Anguil Environmental Systems, Inc., a manufacturer of pollution control systems, from November 1994 until October 2002. Mr. Knudson is 39 years old.

As of the date of this report, the Company has not entered into an employment agreement with Mr. Knudson.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICARE SYSTEMS, INC.

Date: September 29, 2004	By:	/s/ Joel D. Knudson
Joel D. Knudson
Vice President - Finance

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